AMENDMENT NO. 1 TO THE SCHEDULE A OF THE INVESTMENT ADVISORY AGREEMENT

This schedule A to the Investment Advisory Agreement dated July 11, 2001 (the "Agreement") between PBHG Funds and Pilgrim Baxter & Associates, Ltd., amended as of the 23rd day of October, 2001 to add PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Fund, PBHG New Perspective Fund and PBHG REIT Fund and sets forth pursuant to Section 5 of this Agreement, the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets as follows and shall be paid monthly at the end of each month.

PBHG Funds

         PBHG Growth Fund                                           0.85%
         PBHG Emerging Growth Fund                                  0.85%
         PBHG Large Cap Growth Fund                                 0.75%
         PBHG Select Equity Fund                                    0.85%
         PBHG Cash Reserves Fund                                    0.30%
         PBHG Technology & Communications Fund                      0.85%
         PBHG Core Growth Fund                                      0.85%
         PBHG Limited Fund                                          1.00%
         PBHG Large Cap 20 Fund                                     0.85%
         PBHG Large Cap Value Fund                                  0.65%
         PBHG Mid-Cap Value Fund                                    0.85%
         PBHG Strategic Small Company Fund                          1.00%
         PBHG Small Cap Value Fund                                  1.00%
         PBHG Focused Value Fund                                    0.85%
         PBHG New Opportunities Fund                                1.00%
         PBHG Global Technology & Communications Fund               1.50%
         PBHG Wireless & Telecom Fund                               1.25%
         PBHG Clipper Focus Fund                                    1.00%
         PBHG Disciplined Equity Fund                               0.70%(1)
         PBHG IRA Capital Preservation Fund                         0.60%(2)
         PBHG New Perspective Fund                                  1.00%(3)
         PBHG REIT Fund                                             0.85%(4)


1 In connection with the combination of PBHG Disciplined Equity Fund and UAM Funds, Inc. II - Analytic Enhanced Equity Fund, Pilgrim Baxter will waive a portion of its fee under this Agreement so that the fee will not exceed 0.60% until September 25, 2002.

2 In connection with the combination of PBHG IRA Capital Preservation Fund and UAM Funds Trust - NWQ Special Equity Portfolio, Pilgrim Baxter will waive a portion of its fee under this Agreement so that the fee will not exceed 0.50% until September 25, 2002.

3 In connection with the combination of PBHG New Perspective Fund and UAM Funds, Inc. - NWQ Special Equity Portfolio, Pilgrim Baxter will waive a portion of its fee under this Agreement so that the fee will not exceed 0.85% until September 25, 2002.

4 In connection with the combination of PBHG REIT Fund and UAM Funds Trust - Clipper Focus Portfolio, Pilgrim Baxter will waive a portion of its fee under this Agreement so that the fee will not exceed 0.75% on the first $100 million of the average daily net assets of the Fund and 0.65% of the average daily net assets in excess of $100 million until September 25, 2002.



PBHG FUNDS                                    PILGRIM BAXTER & ASSOCIATES, LTD.
       /s/Lee T. Cummings                            /s/ Eric C. Schneider
By:_________________________                  By:_________________________
       Lee T. Cummings                               Eric C. Schneider

       Chief Financial Officer                       Chief Financial Officer
Title:________________________                Title:________________________